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                                                                      EXHIBIT 15

December 13, 2000

The Shareholders and Board of Directors
AMERICAN EXPRESS COMPANY

We are aware of the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of American Express Company (the 'Company'), for the registration of $3 billion of its Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants, of our reports dated May 15, 2000, August 11, 2000 and November 13, 2000, relating to the unaudited consolidated interim financial statements of the Company which are included in its Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          /s/ ERNST & YOUNG LLP
                                          .....................................
                                          Ernst & Young LLP

New York, New York